Exhibit 10.1

EXECUTION VERSION

FIFTH AMENDMENT TO credit agreement

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of October 9, 2015, by and among BIOSCRIP, INC., a Delaware corporation (the “Borrower”), each of the Subsidiaries of the Borrower identified on the signature pages hereto as a “Guarantor” (each, a “Guarantor” and, collectively, the “Guarantors”; the Borrower and the Guarantors, each, a “Loan Party” and, collectively, the “Loan Parties”), the Lenders party hereto, and SUNTRUST BANK, in its capacity as administrative agent for itself and the Lenders (the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, the Borrower, the banks and other financial institutions and lenders party thereto (collectively, the “Lenders”), and the Administrative Agent have executed and delivered that certain Credit Agreement dated as of July 31, 2013 (as amended by that certain First Amendment to Credit Agreement dated as of December 23, 2013, that certain Second Amendment to Credit Agreement dated as of January 31, 2014, that certain Third Amendment to Credit Agreement dated as of March 1, 2015, and that certain Fourth Amendment to Credit Agreement dated as of August 6, 2015, and as the same may be further amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders agree to amend certain provisions of the Credit Agreement as set forth herein, and the Administrative Agent and the Lenders party hereto have agreed to such amendments, in each case, subject to the terms and conditions set forth below.

NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:

SECTION 1. Definitions. Unless otherwise specifically defined herein, each term used herein (and in the recitals above) which is defined in the Credit Agreement (as amended hereby) shall have the meaning assigned to such term in the Credit Agreement (as amended hereby). Each reference to “hereof,” “hereunder,” “herein,” and “hereby” and each other similar reference and each reference to “the Agreement” and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

SECTION 2. Amendments to Credit Agreement. The following definition in Section 1.1 of the Credit Agreement is hereby amended and restated so that it reads in its entirety as follows:

“Continuing Director” shall mean, with respect to any period, any individuals (A) who were members of the board of directors or other equivalent governing body of the Borrower on the first day of such period, (B) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (A) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (C) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (A) and (B) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

SECTION 3. Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a) Both immediately before and immediately after giving effect to this Amendment, all representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects (other than those representations and warranties (i) that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties are true and correct in all respects or (ii) that expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respect as of such earlier date).

(b) No Default or Event of Default has occurred and is continuing or would result from giving effect to the terms hereof.

(c) The execution, delivery and performance by each Loan Party of this Amendment are within such Loan Party’s organizational powers and have been duly authorized by all necessary organizational and, if required, shareholder, partner or member action.

(d) This Amendment has been duly executed and delivered by each Loan Party and constitutes valid and binding obligations of such Loan Party, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

SECTION 4. Conditions Precedent. This Amendment shall become effective only upon satisfaction of the following conditions precedent:

(a) the execution and delivery of this Amendment by each Loan Party, the Administrative Agent and each of the Required Lenders; and

(b) the Borrower shall have paid all costs and expenses owed by the Borrower to the Administrative Agent, including, without limitation, reasonable attorneys’ fees and expenses.

SECTION 5. Release of Claims. The Loan Parties hereby acknowledge and agree that, through the date hereof, each of the Administrative Agent and the Lenders has acted in good faith and has conducted itself in a commercially reasonable manner in its relationships with the Loan Parties in connection with the Obligations, the Credit Agreement, and the other Loan Documents, and the Loan Parties hereby waive and release any claims to the contrary. The Loan Parties hereby release, acquit and forever discharge the Administrative Agent and each of the Lenders, their respective Affiliates, and their respective officers, directors, employees, agents, attorneys, advisors, successors and assigns, both present and former, from any and all claims and defenses, known or unknown as of the date hereof, with respect to the Obligations, this Amendment, the Credit Agreement, the other Loan Documents and the transactions contemplated hereby and thereby.

SECTION 6. Miscellaneous Terms.

(a) Loan Document. For avoidance of doubt, the Borrower, the Lenders party hereto, and the Administrative Agent hereby acknowledge and agree that this Amendment is a Loan Document.

(b) Effect of Amendment. Except as set forth expressly hereinabove, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal and binding obligation of the Borrower, enforceable against such Borrower Party in accordance with their respective terms. Except to the extent otherwise expressly set forth herein, the amendments set forth herein shall have prospective application only from and after the date of this Amendment.

(c) No Novation or Mutual Departure. The Loan Parties expressly acknowledge and agree that (i) there has not been, and this Amendment does not constitute or establish, a novation with respect to the Credit Agreement or any of the other Loan Documents, or a mutual departure from the strict terms, provisions, and conditions thereof, other than with respect to the amendments contained in Section 2 above and (ii) nothing in this Amendment shall affect or limit the Administrative Agent’s or any Lender’s right to demand payment of liabilities owing from any Loan Party to the Administrative Agent or any Lender under, or to demand strict performance of the terms, provisions, and conditions of, the Credit Agreement and the other Loan Documents, to exercise any and all rights, powers, and remedies under the Credit Agreement or the other Loan Documents or at law or in equity, or to do any and all of the foregoing, immediately at any time after the occurrence of a Default or an Event of Default under the Credit Agreement or the other Loan Documents.

(d) Ratification. The Borrower hereby restates, ratifies, and reaffirms each and every term, covenant, and condition set forth in the Credit Agreement and the other Loan Documents to which it is a party (as such terms, covenants, and conditions are amended by Section 2 above) effective as of the date hereof.

(e) No Offset. To induce the Administrative Agent and the Lenders to enter into this Amendment and to continue to make advances pursuant to the Credit Agreement (subject to the terms and conditions thereof), each Loan Party hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists no right of offset, defense, counterclaim, claim, or objection in favor of any Loan Party or arising out of or with respect to any of the Loans or other obligations of any Loan Party owed to the Administrative Agent or any Lender under the Credit Agreement or any other Loan Document.

(f) Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

(g) Fax or Other Transmission. Delivery by one or more parties hereto of an executed counterpart of this Amendment via facsimile, telecopy, or other electronic method of transmission pursuant to which the signature of such party can be seen (including, without limitation, Adobe Corporation’s Portable Document Format) shall have the same force and effect as the delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by facsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability, or binding effect of this Amendment.

(h) Recitals Incorporated Herein. The preamble and the recitals to this Amendment are hereby incorporated herein by this reference.

(i) Section References. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

(j) Further Assurances. The Borrower agrees to take, at the Borrower’s expense, such further actions as the Administrative Agent shall reasonably request from time to time to evidence the amendments set forth herein and the transactions contemplated hereby.

(k) Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

(l) Severability. Any provision of this Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

(m) Reaffirmation of Guarantors. Each Guarantor (i) consents to the execution and delivery of this Amendment, (ii) reaffirms all of its obligations and covenants under the Guaranty and Security Agreement and the other Loan Documents to which it is a party, and (iii) agrees that none of its respective obligations and covenants shall be reduced or limited by the execution and delivery of this Amendment.

(n) Additional Acknowledgment. Solely for purposes of determining withholding Taxes imposed under FATCA, from and after the date hereof, the Borrower and the Administrative Agent shall treat (and the Required Lenders hereby authorize the Administrative Agent to treat) the Loan Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471- 2(b)(2)(i).

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BIOSCRIP, INC.,
as the Borrower

By:	/s/ Richard Smith
Name: Richard Smith
Title: CEO

[BIOSCRIP – FIFTH AMENDMENT]

APPLIED HEALTH CARE, LLC,

BIOSCRIP INFUSION MANAGEMENT, LLC,

BIOSCRIP INFUSION SERVICES, INC.,

BIOSCRIP INFUSION SERVICES, LLC,

BIOSCRIP MEDICAL SUPPLY SERVICES, LLC,

BIOSCRIP NURSING SERVICES, LLC,

BIOSCRIP PBM SERVICES, LLC,

BIOSCRIP PHARMACY (NY), INC.,

BIOSCRIP PHARMACY (PUERTO RICO), INC.,

BIOSCRIP PHARMACY SERVICES, INC.

BIOSCRIP PHARMACY, INC.,

BRADHURST SPECIALTY PHARMACY, INC.,

CHRONIMED, LLC,

CHS HOLDINGS, INC.,

CRITICAL HOMECARE SOLUTIONS, INC.,

DEACONESS ENTERPRISES, LLC,

DEACONESS HOMECARE, LLC,

EAST GOSHEN PHARMACY, INC.,

HOMECHOICE PARTNERS, INC.,

INFUCENTERS, LLC,

INFUSAL PARTNERS,

INFUSCIENCE HHA, LLC,

INFUSCIENCE, INC.,

INFUSCIENCE SOUTH CAROLINA, LLC,

INFUSCIENCE SUB, INC.,

INFUSION PARTNERS, LLC,

INFUSION PARTNERS OF BRUNSWICK, LLC, and

INFUSION PARTNERS OF MELBOURNE, LLC,

each, as a Guarantor

By:	/s/ Richard Smith
Name: Richard Smith
Title: CEO

[BIOSCRIP – FIFTH AMENDMENT]

INFUSION SOLUTIONS, INC.,

INFUSION THERAPY SPECIALISTS, INC.,

KNOXVILLE HOME THERAPIES, LLC,

NATIONAL HEALTH INFUSION, INC.,

NATURAL LIVING, INC.,

NEW ENGLAND HOME THERAPIES, INC.,

NUTRI USA INC.,

OPTION HEALTH, LTD.,

PHCS ACQUISITION CO, INC.,

PROFESSIONAL HOME CARE SERVICES, INC.,

REGIONAL AMBULATORY DIAGNOSTICS, INC.,

SCOTT-WILSON, INC.,

SPECIALTY PHARMA, INC., and

WILCOX MEDICAL, INC.,

each, as a Guarantor

By:	/s/ Richard Smith
Name: Richard Smith
Title: CEO

[BIOSCRIP – FIFTH AMENDMENT]

SUNTRUST BANK,
as Administrative Agent, for itself and with the consent of the Required Lenders

By:	/s/ Katherine Bass
Name: Katherine Bass
Title: Director

[BIOSCRIP – FIFTH AMENDMENT]